Exhibit 10.1

AMENDMENT TO WARRANT W-[    ]

TO PURCHASE [    ] ORDINARY SHARES

THIS WARRANT AMENDMENT (this “Amendment”), effective as of October 16, 2014, is by and between [                    ] (the “Holder”) and Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and amends that certain Warrant W-[    ] to purchase [    ] ordinary shares, par value £0.50 per share, of the Company (the “Ordinary Shares”), each Ordinary Share represented by one American Depositary Share of the Company (“ADS”), subject to adjustment as provided therein, issued by the Company to the Holder on [            ,             ] (the “Warrant”). The Warrant is one of a series of warrants issued pursuant to the terms of the Securities Purchase Agreement, dated October 12, 2009, by and among the Company, the original holder of the Warrant and the other parties named therein (the “Purchase Agreement”).

In consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments.

a.	Exercise Period. Section 1(c) of the Warrant is hereby amended in its entirety to read as follows:

“(c) “Exercise Period” shall mean the period commencing on the date hereof and ending on February 27, 2015 at 5:00 p.m. New York City time.”

b.	“Void After” Date. The heading appearing on the first page of the Warrant stating “Void After October 16, 2014” is hereby amended in its entirety to read as follows:

“Void After 5:00 p.m. New York City time on February 27, 2015”

2.	No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Warrant are and shall remain in full force and effect.

3.	Holder Status. Effective as of the date of this Amendment, the Holder re-affirms the representations and warranties set forth in Article 3 of the Purchase Agreement.

4.	Integration. This Amendment constitutes the entire agreement and the understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

5.	Governing Law. This Amendment shall be governed by the laws of England and Wales without regard to the principles of conflict of laws.

6.	Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

AMARIN CORPORATION PLC

By:
Name:
Title:

HOLDER:

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By:	[ ],
its	[ ],

By:
Name:
Title:

Address:

[ Signature Page to Amarin Corporation plc Warrant Amendment ]